UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

             _____________________________________________________________

FORM 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of Earliest Event Reported):  June 4, 2010

Commission File Number:  0-18560

The Savannah Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Georgia	58-1861820
State of incorporation	Tax I.D. No.

25 Bull Street, Savannah, Georgia 31401
(Address of principal executive offices) (Zip Code)

(912) 629-6486
(Registrant's telephone number, including area code)

[Not Applicable]
(Former name, former address and former fiscal year, If changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

(_) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(_) Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

(_) Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

(_) Precommencement communications pursuant to Rule 13e-4(c)) under the Exchange Act
  (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective June 4, 2010, SAVB Holdings, LLC (“SAVB Holdings”), a Georgia limited liability company and a wholly-owned subsidiary of The Savannah Bancorp, Inc. (the “Company”) entered into an Amended and Restated Promissory Note (the “Note”) in the original principal amount of $18,000,000 in favor of Lewis Broadcasting Corporation, as holder and administrative agent on behalf of the participating lenders under that certain Participation Agreement between Lewis Broadcasting Corporation and Colonial Group, Inc. (the “Holder”), amending and restating that certain Promissory Note dated September 29, 2009 made by SAVB Holdings in favor of Holder (the “Original Note”).  Mr. J. Curtis Lewis III and Mr. Robert H. Demere, Jr., directors of the Company, are shareholders and Presidents of Lewis Broadcasting Corporation and Colonial Group, Inc., respectively.

All outstanding principal and accrued but unpaid interest under the Note is payable on or before September 29, 2012.  The current balance on the Note is $14,231,000.  Interest is payable monthly at a variable rate, adjusted daily, equal to 200 basis points in excess of the “prime rate,” but in no event less than seven and one-half percent per annum.

    The Note is secured by the unconditional guarantee of the Company and SAVB Holdings’ blanket assignment or pledge of all of its assets and the proceeds thereof to the Holder.  The Note contains the following financial covenants: (i) during the term of the Note, the dividends paid out by the Company, on a quarterly basis, shall not exceed 50 percent of the Company’s after tax net income for the preceding quarter; (ii) The Savannah Bank and Bryan Bank & Trust shall each maintain a “well-capitalized” status as determined by the Office of the Comptroller of the Currency and the Georgia Department of Banking and Finance, respectively; (iii) on the last day of each calendar quarter during the term of the Note, SAVB Holdings shall maintain a loan-to-value ratio of at least 1.00:1.00; and (iv) on the last day of each calendar quarter during the term of the Note, the amount of nonperforming assets of the Company shall not exceed 4.75 percent of the total assets of the Company.

The foregoing summary description of the Note is not intended to be complete and is qualified in its entirety by the text of the Note, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)	The following item is furnished as an exhibit to this report:
10.1	Amended and Restated Promissory Note

________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 7, 2010                                                      The Savannah Bancorp, Inc.

By:           /s/ Michael W. Harden, Jr.
          Michael W. Harden, Jr.
          Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Promissory Note